UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2007

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 2, 2007, Chiquita Brands International, Inc. filed a Form 12b-25 under the Securities Exchange Act of 1934 to report that it had not timely filed on March 1, 2007 its Annual Report on Form 10-K for the year ended December 31, 2006. The filing included the following explanation:

The Company is currently seeking approval of an amendment with the lenders under its credit agreement dated as of June 28, 2005 (the "Credit Agreement") with respect to the treatment of a charge of $25 million recorded in its financial statements for the year ended December 31, 2006 and certain other related costs in connection with the previously disclosed U.S. Department of Justice investigation. While the company is currently in compliance with the financial covenants under the Credit Agreement, this amendment is necessary to mitigate the potential of financial covenant non-compliance in future periods, which would affect the consolidated balance sheet classification of the company’s debt as of December 31, 2006 and related disclosures.

The company anticipates completing its Credit Agreement amendment in sufficient time to file Form 10-K for the year ended December 31, 2006 by March 16, 2007 or sooner, although there can be no assurance in this regard.

More information about the charge and Department of Justice investigation, as well as the company’s results for the year ended December 31, 2006, is included in the company’s Current Report on Form 8-K filed February 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

March 2, 2007	By:	/s/Brian W. Kocher

Name: Brian W. Kocher
Title: Vice President and Controller